UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 14, 2007 (May 8, 2007)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors

Raymond L. Killian, Jr. resigned as Chairman of the Board of Directors of the Company on May 8, 2007 at the Annual Meeting of Shareholders of Investment Technology Group, Inc. (the “Company”).  Maureen O’Hara was appointed as Chairman of the Board of Directors on May 8, 2007.  Ms. O’Hara has served as a director of the Company since 2003 and as lead director since January 2005.

(e)           Entry into Material Compensatory Plan

The Company’s shareholders re-approved the Company’s Amended and Restated 1994 Stock Option and Long Term Incentive Plan (the “1994 Plan”) on May 8, 2007 at the Annual Meeting of Shareholders of the Company.  The 1994 Plan was re-approved so that the restricted stock unit award granted to Robert C. Gasser, the Company’s President and Chief Executive Officer, under the 1994 Plan will qualify as “performance-based compensation” that is tax deductible by the Company without limitation under the $1 million deductibility cap in Section 162(m) of the Internal Revenue Code of 1986.

Also at the Annual Meeting of Shareholders, the Company’s shareholders approved the Company’s 2007 Omnibus Equity Compensation Plan (the “2007 Plan”), which had previously been adopted by the Board of Directors subject to shareholder approval.

The material terms of the 1994 Plan and the 2007 Plan are described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 27, 2007.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of Investment Technology Group, Inc. dated as of May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: May 14, 2007	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, and Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Investment Technology Group, Inc. dated as of May 9, 2007